Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126743 on Form S-8 of our report dated October 12, 2006 relating to the consolidated financial statements of Diamond Foods, Inc and Management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Diamond Foods, Inc. for the year ended July 31, 2006.

/s/  Deloitte & Touche LLP

San Francisco, California
October 12, 2006